Exhibit 99.2

0 Capital Senior Living Corporation

1 Forward-Looking Statements The forward-looking statements in this presentation are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company's ability to complete the refinancing of certain of our wholly owned communities, realize the anticipated savings related to such financing, find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensures, availability of insurance at commercially reasonable rates and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission The Company assumes no obligation to update or supplement forward-looking statements in this presentation that become untrue because of new information, subsequent events or otherwise.

2 Company Overview Capital Senior Living owns and/or operates 77 communities in 23 states with the ability to serve 11,000 residents70 of these communities are owned or leased with resident capacity of 9,453Achieved 95% approval rating in 2009 residents' satisfaction survey Owned Leased Joint Venture 0.39 0.49 0.12 Independent living Assisted living CCRC 0.62 0.315 0.065 Units by Ownership Type Resident Capacity Mix

3 The Capital Advantage: Senior Living Options Average 131 units per IL community with large common areas and amenitiesSupportive services, wellness programs, social, recreational, and educational events Average monthly rate of $2,200 100% private pay Average length of resident stay is 34 months Independent Living - 61% of Portfolio

4 The Capital Advantage: Senior Living Options Average 66 units per AL community Assistance with activities of daily living such as medication reminders, bathing, dressing and grooming Average monthly rate of $3,400 96% private pay Average length of resident stay is 26 months Assisted Living - 32% of Portfolio

5 Resident Demographics at CSU Communities Average age of resident: 85 yearsAverage age of resident moving in: 82 yearsAverage stay period: 2-3 yearsPercent of female residents: 80%Resident turnover is primarily attributed to death or need for higher care

CAPITAL SENIOR LIVING CORPORATION

The Capital Advantage: Established Operating Platform (Resident Capacity by State)


MN.
176
NY.
387
CT.
178
MI.
346
NE.
596
IA.
122
OH.
1,228
NJ.
98
IL.
648
IN.
1,227
CA.
407
KS.
169
MO.
348
VA.
153
NC.
463
OK.
143
AR.
173
SC.
436
AZ.
189
MS.
143
TX.
2,852
LA.
136
FL.
182

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7 The Capital Advantage: Favorable Demographics US population 75+ years old is estimated to grow by 3.8 million through 2015Only 1.8 million units serving a population of 18.6 million seniorsCurrent 9.6% penetration rate implies demand growth of 45,000 units per year 2007 2015 East 18.6 22.4 (Population MM) Source: Centers for Medicare & Medicaid Services, Office of the Actuary US Seniors Population Trends (75+ years old) Implied demand growth of 45,000 units per year

8 The Capital Advantage: Favorable Supply Trends Source: 2010 ASHA/NIC Seniors Housing Construction Trends Report 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 14629 21895 24810 27007 22342 23566 11651 11165 9442 11513 13002 18089 25345 37129 45086 42569 32590 22551 19247 15185 11161 14182 12579 11855 15187 Net Growth in Units - Private Pay Seniors Housing (IL/AL) 66% decline

CAPITAL SENIOR LIVING CORPORATION

The Capital Advantage: Competitive Strengths

- Experienced on-site, regional, and corporate management
- Larger company economies of scale and systems that yield operating efficiencies in highly fragmented industry
- Strong institutional relationships (debt and equity) with flexible ownership structures
- Nimble platform and organizational structure with regional operating centers in geographically concentrated markets
- Solid reputation in industry and 95% resident satisfaction
- Disciplined underwriting and successful execution of transactions
- Operate multiple levels of care
- Solid balance sheet

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CAPITAL SENIOR LIVING CORPORATION

The Capital Advantage: Strategy

- Maximize the value of our operations.
- Enhance geographic concentration and maximize competitive strengths within each of our markets
- Increase levels of care through conversions to AL or MC units, acquisition of communities with levels of care and expansion of ancillary services
- Capitalize on the fragmented nature of the senior living industry with its limited access to capital, demographic demand and constrained supply to strategically expand operations
- Leverage our existing base of operations, strong institutional relationships and proven track record.

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11 2010 Business PlanIncrease occupancy and rateExpense ManagementExternal GrowthJV AcquisitionsLeasesDirect acquisitions into Company This 2010 Business Plan is focused on operations, growth and enhancing shareholder value.

CAPITAL SENIOR LIVING CORPORATION

Growth Initiatives: *Joint Venture Acquisitions*

- Joint venture partners
  - Blackstone Real Estate Advisors
  - GE Healthcare Financial Services
  - Prudential Real Estate Investors
- Seven communities are owned with joint venture partners
- Co-invest with joint venture partners to participate in economics:
  - 10% Capital Senior Living
  - 90% JV Partners
- Earn management fees, return on equity investment and potential for additional incentives

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13 Example of Joint Venture Economics Venture CSU Partner NOI $ 8,000,000 Cap Rate 8.0% Purchase Price $100,000,000 Debt $ 70,000,000 Equity $ 30,000,000 $3,000,000 $27,000,000 Revenues $ 24,000,000 Mgt. Fees (5%) $1,200,000 ROE (14.8%) $ 445,000 $ 4,005,000 Total First Year Return $1,645,000 $ 4,005,000 Total Return % 54.8% 14.8%

14 Growth Initiatives: Acquisition/Lease Transactions Example of $100 million acquisition/lease transaction:

15 Recent Significant Transactions Incremental Impact Incremental Impact Incremental Impact (in millions, except number of properties)

16 Income Statement: Q3 Comparison As adjusted in press release

17 Since 2006, CSU has significantly strengthened its balance sheetReduced total mortgage debt by $75.0 millionRefinanced or retired $162 million of variable rate debtReduced average interest rate from 7.5% to 6.0% fixedNo mortgage maturities through July 2015 on all fixed rate debt Balance Sheet Strength

18 Balance Sheet Balance Sheet As of September 30, 2010 (in millions) As of September 30, 2010 (in millions)

CAPITAL SENIOR LIVING CORPORATION

Investment Highlights

- ***Favorable demographics*** and ***attractive industry fundamentals***
- ***Experienced management team*** with demonstrated ability to operate, acquire and develop
- Predominately private pay with ***minimal federal regulation***
- Strong same-store community ***net income growth***
- ***Acquisition opportunities*** in highly fragmented industry
- Existing infrastructure results in ***low marginal integration cost***
- ***Financial leverage*** through joint venture partners and REITS
- ***Conversion initiatives with significant revenue and margin growth***

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20 Capital Senior Living Corporation